LEGG MASON PARTNERS INVESTMENT FUNDS, INC.

LMP Government Securities Fund Inc.
LMP Investment Grade Bond Fund Inc.
LMP Real Return Strategy Fund Inc.

Sub-Item 77C

Registrant incorporates by reference Registrant's
Additional definitive proxy soliciting
materials and rule 14(a)(12) material
dated October 19, 2006 filed on October 19, 2006.
(Accession No. 0001193125-06-210895)